                                                                    EXHIBIT 99.1

NEWS RELEASE


           HEARTLAND PAYMENT SYSTEMS SECOND QUARTER NET INCOME UP 70%,
           -----------------------------------------------------------
                   DILUTED EPS UP 58%, OPERATING INCOME UP 50%
                   -------------------------------------------

                      COMPANY INITIATES QUARTERLY DIVIDEND


PRINCETON, N.J., AUGUST 3, 2006 -- Heartland Payment Systems, Inc. (NYSE: HPY), the nation's sixth largest provider of merchant acquiring services, today announced record revenues of $278.1 million for the quarter ended June 30, 2006, up 33% compared to $209.7 million in the second quarter of 2005. The company's operating margin expanded by 250 basis points to 19.2% of net revenues (defined as total revenues less interchange and dues and assessments), driving operating income up 50% to $12.1 million from $8.1 million in the year earlier period. Net income for the three months was $7.4 million, or $0.19 per fully diluted share, increases of 70% and 58%, respectively, compared to net income of $4.4 million, or $0.12 per fully diluted share, in the second quarter of 2005. Earnings per share in the second quarter of 2006 are based on a 12% higher average diluted share count than in the same period in 2005.

Robert Carr, Chairman and CEO, said, "Results this quarter were driven by record merchant processing volumes, which grew 29% over the year ago period and reached almost $11 billion in the second quarter. In addition, our continued use of technology to improve efficiency throughout the organization helped drive our operating margin to a quarterly best 19.2%. On the front end, 78% of new merchants installed and 62% of total transactions processed this quarter were on HPS Exchange. During the second quarter we also completed the conversion to our Passport back end processing platform. Passport provides us with a powerful and versatile tool not only to improve processing and servicing efficiency, but also to create and introduce new products and services that respond to the evolving needs of the market. In addition to our transparent pricing and skilled sales force, small and mid-sized merchants are increasingly choosing Heartland for our innovative solutions that save them time and money."

Processing volume for the three months ended June 30, 2006 increased 29% to $11.0 billion from $8.5 billion during the same period in 2005. The Company's active card processing merchant count rose to 124,800 at June 30, 2006, a 23% increase over the past twelve months. Same store sales at our installed base rose 4.8%, below the level of growth the company has experienced in recent years.

COMPANY INITIATES QUARTERLY DIVIDEND; SHARE BUYBACK AUTHORIZATION INCREASED

The Company also declared an initial quarterly dividend of $0.025 per common share. The dividend is payable to shareholders of record on August 25, 2006 and will be paid on September 15, 2006. It was also announced that the Board of Directors has increased the Company's common stock repurchase authorization by 1,000,000 shares. This authorization is in addition to the 1,000,000 common share buyback the Board authorized on January 17, 2006, of which 873,900 shares have been repurchased.

Commenting on the new dividend and increased repurchase authorization, Mr. Carr said, "I am pleased to announce two programs that will enhance returns to our shareholders. We are initiating a dividend in order to start sharing a portion of our growing free cash flows with our shareholders. With a business model based on generating organic growth, we are capable of both funding continuing market share gains and returning excess cash to shareholders through dividends. At the same time, by doubling our buyback authority, the Board has endorsed the continuation of our existing program to reinvest essentially all of the proceeds of option exercises in Company stock, thus reducing the dilution from such exercises. For the first half of this year, this has meant that over $20 million of proceeds from option exercises has been invested in Heartland stock."

SIX MONTH RESULTS

For the first six months of 2006, revenues were $514.9 million, up 36% compared to $379.6 million for the first six months of fiscal 2005. Net income in the first half of 2006 was $11.8 million or $0.30 per fully diluted share, increases of 67% and 50%, respectively, compared to net income of $7.1 million, or $0.20 per fully diluted share in the first half of 2005. Earnings per share in the 2006 period are based on a 13% higher average diluted share count than in the same period in 2005.

Mr. Carr continued, "This was another outstanding quarter as growth remained robust, and we made significant strides toward our objective of a better than 20% operating margin. At the same time, we are investing across the organization to strengthen our resources, people, products and infrastructure, to support our existing merchants as well as sustain our momentum."

FULL YEAR 2006 GUIDANCE

For the year, the Company is raising its guidance, and now expects net revenue (total revenue less interchange, dues and assessments) to grow by 28% - 30%; operating income as a percentage of net revenue to be 20% - 22% on a pro forma basis, which excludes the $2 million interchange estimate change in the first quarter; and earnings per share of $0.74 - $0.78, which only excludes $0.04 per share of after-tax 123R expense currently anticipated for fiscal 2006.


CONFERENCE CALL:

Heartland Payment Systems, Inc. will host a conference call on August 3, 2006 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. The conference call may be accessed by calling 973-935-2981 at 8:25 AM Eastern time on August 3, 2006. Please provide the operator with PIN number 7644866. The conference call will also be Web cast where it can be accessed on the investor relations portion of Heartland's website at www.heartlandpaymentsystems.com.

A digital replay of the conference call will be available within two hours of the conclusion of the call and will remain available through September 7, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN 7644866. The webcast will also be archived within two hours of the live call on the investor relations portion of the Company's website.


ABOUT HEARTLAND

Heartland Payment Systems, Inc. (HPS), a NYSE company trading under the symbol HPY, delivers credit/debit card processing and payroll solutions to nearly 128,000 small to medium-sized merchants throughout the United States. HPS also provides additional services to its merchants such as gift and loyalty card programs, paper check authorization, and sells and rents point-of-sale devices and supplies.

With over 1,000 national sales professionals, HPS builds long-term business relationships in local sales territories providing merchants with enhanced technology tools that assist them in more effectively operating their businesses.

Heartland processed its first transaction in 1997, and, since 2000, has grown at a compound annual rate of more than 30% to become the sixth largest merchant processor in the United States and fifteenth largest merchant processor in the world.

http://www.heartlandpaymentsystems.com

FORWARD-LOOKING STATEMENTS:
This press release may contain statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning these factors is contained in the Company's Securities and Exchange Commission filings. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

CONTACT:
Joe Hassett or Paul Johnson
Gregory FCA
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-642-8253
Email: Heartland_ir@gregoryfca.com

                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (unaudited)



                                                          THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                JUNE 30,                              JUNE 30,
                                                     -------------------------------       -------------------------------
                                                         2006               2005               2006               2005
                                                     ------------       ------------       ------------       ------------
TOTAL REVENUES                                       $    278,059       $    209,691       $    514,855       $    379,557
                                                     ------------       ------------       ------------       ------------
COSTS OF SERVICES:
    Interchange                                           204,541            153,134            376,770            275,550
    Dues and assessments                                   10,226              7,899             18,812             14,314
    Processing and servicing                               29,611             22,532             57,762             42,353
    Customer acquisition costs                              8,323              7,400             16,495             13,241
    Depreciation and amortization                           1,438              1,326              2,801              2,609
                                                     ------------       ------------       ------------       ------------
      Total costs of services                             254,139            192,291            472,640            348,067
General and administrative                                 11,781              9,290             23,790             18,279
                                                     ------------       ------------       ------------       ------------
      Total expenses                                      265,920            201,581            496,430            366,346
                                                     ------------       ------------       ------------       ------------
INCOME FROM OPERATIONS                                     12,139              8,110             18,425             13,211
                                                     ------------       ------------       ------------       ------------
OTHER INCOME (EXPENSE):
    Interest income                                           453                111                830                183
    Interest expense                                         (224)              (538)              (344)              (973)
    Fair value adjustment for warrants with
      mandatory redemption provisions                          --               (202)                --               (292)
    Other, net                                                 17                (28)               831                  7
                                                     ------------       ------------       ------------       ------------
      Total other income (expense)                            246               (657)             1,317             (1,075)
                                                     ------------       ------------       ------------       ------------
Income before income taxes                                 12,385              7,453             19,742             12,136
Provision for income taxes                                  4,940              3,072              7,909              5,061
                                                     ------------       ------------       ------------       ------------
NET INCOME                                                  7,445              4,381             11,833              7,075

Income allocated to Series A Senior Convertible
    Preferred Stock                                            --              2,107                 --              3,402
                                                     ------------       ------------       ------------       ------------
NET INCOME ATTRIBUTABLE TO COMMON STOCK              $      7,445       $      2,274       $     11,833       $      3,673
                                                     ============       ============       ============       ============

Net income                                           $      7,445       $      4,381       $     11,833       $      7,075
Other comprehensive income, net of tax:
     Unrealized gains (losses) on investments                   1                  5                 (2)                (4)
                                                     ------------       ------------       ------------       ------------
COMPREHENSIVE INCOME                                 $      7,446       $      4,386       $     11,831       $      7,071
                                                     ============       ============       ============       ============

EARNINGS PER COMMON SHARE:
   Basic                                             $       0.21       $       0.13       $       0.33       $       0.22
   Diluted                                           $       0.19       $       0.12       $       0.30       $       0.20

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING:
   Basic                                                   36,201             16,454             35,667             16,453
   Diluted                                                 39,932             35,616             39,898             35,344

                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (unaudited)


                                                                               JUNE 30,         DECEMBER 31,
                                                                                 2006               2005
                                                                             ------------       ------------
ASSETS
Current assets:
    Cash and cash equivalents                                                $     20,892       $     17,747
    Receivables, net                                                              100,859             93,756
    Investments                                                                     2,552              2,141
    Inventory                                                                       2,487                714
    Prepaid expenses                                                                1,546              1,979
    Current tax asset                                                              25,304              1,602
    Current deferred tax assets, net                                                  811              1,492
                                                                             ------------       ------------
         Total current assets                                                     154,451            119,431
Capitalized customer acquisition costs, net                                        50,473             42,930
Deferred tax assets, net                                                            4,259              3,477
Property and equipment, net                                                        20,880             17,661
Goodwill and intangible assets                                                      1,777                 --
Deposits and other assets                                                             138                186
                                                                             ------------       ------------
      Total assets                                                           $    231,978       $    183,685
                                                                             ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Due to sponsor bank                                                      $     37,383       $     34,530
    Accounts payable                                                               28,060             25,339
    Current portion of accrued buyout liability                                    10,949             10,478
    Merchant deposits and loss reserves                                             6,650              7,450
    Accrued expenses and other liabilities                                         11,175              7,407
    Current portion of borrowings and financing arrangements                          242                261
                                                                             ------------       ------------
        Total current liabilities                                                  94,459             85,465
Long-term portion of borrowings and financing arrangements                             81                173
Long-term portion of accrued buyout liability                                      19,464             17,996
                                                                             ------------       ------------
Total liabilities                                                                 114,004            103,634
                                                                             ------------       ------------

Commitments and contingencies                                                          --                 --

STOCKHOLDERS' EQUITY
Common Stock, $.001 par value, 100,000,000 shares authorized;
    37,327,327 and 34,222,114 shares issued at June 30, 2006 and
    December 31, 2005; 36,431,427 and 34,200,114 shares
    outstanding at June 30, 2006 and December 31, 2005                                 37                 34
Additional paid-in capital                                                        142,683             96,417
Accumulated other comprehensive loss                                                  (29)               (26)
Accumulated deficit                                                                (4,046)           (15,879)
Treasury stock, at cost (895,900 and 22,000 shares at June 30, 2006 and
    December 31, 2005)                                                            (20,671)              (495)
                                                                             ------------       ------------
Total stockholders' equity                                                        117,974             80,051
                                                                             ------------       ------------
Total liabilities and stockholders' equity                                   $    231,978       $    183,685
                                                                             ============       ============

                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (In thousands)
                                   (unaudited)


                                                                         SIX MONTHS ENDED JUNE 30,
                                                                      ---------------------------------
                                                                           2006               2005
                                                                      ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                            $     11,833       $      7,075
Adjustments to reconcile net income to net cash provided by
    operating activities:
    Amortization of capitalized customer acquisition costs                  16,804             11,526
    Other depreciation and amortization                                      3,563              2,609
    Stock-based compensation                                                   461                 --
    Deferred taxes                                                            (101)              (638)
    Fair value adjustment for warrants with mandatory redemption
          provisions                                                            --                292
    Loss on disposal of property and equipment                                  --                 33
Changes in operating assets and liabilities:
    Increase in receivables                                                 (6,095)           (10,766)
    (Increase) decrease in inventory                                          (673)               158
    Payment of signing bonuses, net                                        (15,955)            (9,742)
    Increase in capitalized customer acquisition costs                      (8,392)            (5,956)
    Decrease (increase) in prepaid expenses                                    425               (238)
    Decrease in deposits and other assets                                    1,502                  1
    Excess tax benefits on options exercised under SFAS No. 123R           (25,204)                --
    Increase in due to sponsor bank                                          2,853              8,888
    Increase in accounts payable                                             1,846                481
    Increase in accrued expenses and other liabilities                       3,738              1,374
    (Decrease) increase in merchant deposits and loss reserves                (799)               383
    Payouts of accrued buyout liability                                     (6,144)            (4,982)
    Increase in accrued buyout liability                                     8,083              7,672
                                                                      ------------       ------------
Net cash (used in) provided by operating activities                        (12,255)             8,170
                                                                      ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments                                                       (976)              (410)
Maturities of investments                                                      563                120
Acquisition of business, net of cash acquired                               (3,453)                --
Proceeds from disposal of property and equipment                                --                 27
Purchases of property and equipment                                         (6,254)            (5,689)
                                                                      ------------       ------------
Net cash used in investing activities                                      (10,120)            (5,952)
                                                                      ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on borrowings and financing arrangements                   (112)            (1,170)
Proceeds from exercise of stock options                                     20,604                108
Excess tax benefits on options exercised under SFAS No. 123R                25,204                 --
Repurchase of common stock                                                 (20,176)                --
                                                                      ------------       ------------
Net cash provided by (used in) financing activities                         25,520             (1,062)
                                                                      ------------       ------------

Net increase in cash and cash equivalents                                    3,145              1,156
Cash and cash equivalents at beginning of year                              17,747             13,237
                                                                      ------------       ------------
Cash and cash equivalents at end of period                            $     20,892       $     14,393
                                                                      ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
     Interest                                                         $        340       $        918
     Income taxes                                                            6,503              7,179
